                                                       Exhibit 2

           ASSIGNMENT WITHOUT RECOURSE, REPRESENTATION
                           OR WARRANTY


      NYLIFE Government Mortgage Plus Limited Partnership, a Massachusetts limited partnership having an address at 51 Madison Avenue, New York, New York 10010 (herein the "Assignor"), in consideration of ten ($10.00) dollars and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, does hereby as of August 21, 1996 (herein the "Effective Date") sell, assign, transfer, set over, grant and convey, without representation, recourse or warranty, express or implied, of any sort whatsoever or for any reason whatsoever, to Greystone Funding Corporation, having an address at 132 West 57th Street, 60th Floor, New York, New York 10019 (herein the "Assignee"), from and after the Effective Date, all of Assignor's right, title, and interest in and to the following documents (hereinafter referred to collectively as the "Documents"):

      1. Additional Interest Agreement dated May 8, 1991 by and between HG Partners Limited Partnership ("Borrower") and Assignor;

      2. Additional Interest Deed of Trust, Security Agreement and Assignment of Leases, Rents and Profits dated May 8, 1991 made by Borrower, recorded May 10, 1991, in the Clerk's Office Circuit Court of the City of Hampton, State of Virginia, as Instrument No. 910005222, securing performance of Borrower's performance under the Additional Interest Agreement;

      3.   Security  Agreement  dated May  8,  1991  executed  by
Borrower securing Borrower's performance of its obligations under the Additional Interest Agreement;

      4. Pledge of Partnership Interests and Security Agreement dated May 8, 1991 executed by Bradley J. Waitzer (hereinafter "Waitzer") pledging Waitzer's partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

      5. Pledge of Partnership Interests and Security Agreement dated May 8, 1991 executed by Richard M. Waitzer (hereinafter "RMW") pledging RMW's partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

      6. Pledge of Partnership Interests and Security Agreement dated May 8, 1991 executed by Scott G. Waitzer (hereinafter "SGW") pledging SGW's partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

      7. Pledge of Partnership Interests and Security Agreement dated May 8, 1991 executed by Edwin S. Waitzer (hereinafter "ESW") pledging ESW's partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

      8. Pledge of Partnership Interests and Security Agreement dated May 8, 1991 executed by Murray Wholesale Drug Corporation (hereinafter "Murray") pledging Murray's partnership interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

      9. Pledge of Partnership Interests and Security Agreement dated May 8, 1991 executed by Sterling Development Inc. (hereinafter "Sterling"; Waitzer, RMW, SGW, ESW, Murray and Sterling being hereinafter sometimes jointly and severally
referred   to  as  "Partners")  pledging  Sterling's  partnership
interest in Borrower to secure performance of Borrower's obligations under the Additional Interest Agreement;

                                                       Exhibit 2

      10. Supplemental Interest Agreement dated May 8, 1991 by and between Partners and Assignor;

      11. Pledge of Partnership Interests and Security Agreement dated May 8, 1991 executed by Waitzer pledging Waitzer's partnership interest in Borrower to secure performance of (a)
Partners obligations under that certain Promissory Note in the amount of $1,200,000.00 dated May 8, 1991 made jointly and severally and delivered to Assignor by the Partners as makers thereunder (hereinafter the "Note") and (b) Partners' obligations under the Supplemental Interest Agreement;

      12. Pledge of Partnership Interests and Security Agreement dated May 8, 1991 executed by RMW pledging RMW's partnership interest in Borrower to secure performance of (a) Partners' obligations under the Note and (b) Partners' obligations under the Supplemental Interest Agreement;

      13. Pledge of Partnership Interests and Security Agreement dated May 8, 1991 executed by SGW pledging SGW's partnership interest in Borrower to secure performance of (a) Partners' obligations under the Note and (b) Partners' obligations under the Supplemental Interest Agreement;

      14. Pledge of Partnership Interests and Security Agreement dated May 8, 1991 executed by ESW pledging ESW's partnership interest in Borrower to secure performance of (a) Partners' obligations under the Note and (b) Partners' obligations under the Supplemental Interest Agreement;

      15. Pledge of Partnership Interests and Security Agreement dated May 8, 1991 executed by Murray pledging Murray' partnership interest in Borrower to secure performance of (a) Partners' obligations under the Note and (b) Partners' obligations under the Supplemental Interest Agreement;

      16. Pledge of Partnership Interests and Security Agreement dated May 8, 1991 executed by Sterling pledging Sterling's partnership interest in Borrower to secure performance of (a) Partners' obligations under the Note and (b) Partners's obligations under the Supplemental Interest Agreement;

      TOGETHER with the bonds, notes or obligations described in the Documents and all moneys and interest due and to become due thereon from and after the Effective Date.

      TO HAVE AND TO HOLD the same unto the Assignee, and to the successors, legal representatives and assigns of the Assignee forever from and after the Effective Date.

      IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its duly authorized officer on this 19th day of August, 1996.

Witness:                      NYLIFE Mortgage Government Plus
                              Limited Partnership

                              By: NYLIFE Realty Inc. general
                                  partner


/s/  Neil D. Bramwell           By:  /s/   Kevin M. Micucci
- ----------------------          ---------------------------
Name: Neil D. Bramwell          Name:  Kevin M. Micucci
                                Title: President

State of New York  )
                   )  ss.:
County of New York )

      On this 19th day of August, 1996, before me personally came Kevin M. Micucci, to me known, who being by me duly sworn did depose and say that he resides at 336 Kimberly Place, West Islip, NY 11795; that NYLIFE
Realty Inc., the general partner of the corporation which executed the foregoing instrument on behalf of NYLIFE Government Mortgage Plus Limited Partnership, the Massachusetts limited partnership described in the foregoing instrument;
and that he signed his name thereto by order of the Board of Directors of said corporation.


                                           /s/ Elizabeth M. Akian
                                           ----------------------
                                             Notary Public

                                           ELIZABETH M. AKIAN
                                      Notary Public, State of New York
                                               No. 5027206
                                       Qualified in New York County
                                      Commission Expires May 2, 1998